UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Entry into a Material Definitive Agreement; Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Pursuant to paragraph (e) of Item 5.02 of Form 8-K, this Form 8-K is being filed to provide information with respect to the forms that will be used to evidence stock option and restricted stock unit awards granted on or after May 10, 2013 under the Telephone and Data Systems, Inc. (“TDS”) 2011 Long-Term Incentive Plan (the “Plan”):

1.             Form of Corporate Officer Long-Term Incentive Plan Stock Option Award Agreement

This form provides for the award of stock options with respect to TDS Common Shares to corporate officers of TDS.  The form used for corporate officers of TDS’ subsidiary, TDS Telecommunications Corporation, is substantially the same, but requires spousal consent to a non-spouse beneficiary designation.  The foregoing is qualified by reference to the TDS corporate officer stock option form which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

2.             Form of Corporate Officer Long-Term Incentive Plan Restricted Stock Unit Award Agreement

This form provides for the award of restricted stock units with respect to TDS Common Shares to corporate officers of TDS. The form used for corporate officers of TDS’ subsidiary, TDS Telecommunications Corporation, is substantially the same, but requires spousal consent to a non-spouse beneficiary designation.  The foregoing is qualified by reference to the TDS corporate officer restricted stock unit form which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	May 13, 2013

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
10.1	Form of Corporate Officer Long-Term Incentive Plan Stock Option Award Agreement

10.2	Form of Corporate Officer Long-Term Incentive Plan Restricted Stock Unit Award Agreement